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EXHIBIT 4.13

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 Goldman Sachs Money Markets L.P. 85 Broad Street  New York, New York 10004
    (a Delaware limited partnership)
    Tel: 212-902-3585
                                                              Goldman
                                                              Sachs


                                                    November 14, 1994



Coca-Cola Bottling Co. Consolidated
1900 Rexford Road
Charlotte, North Carolina 28211


Dear Sirs:

    This letter will amend and restate the agreement dated December 13, 1989 between Coca-Cola Bottling Co. Consolidated (the "Company") and Goldman Sachs Money Markets, L.P. and its successors ("GSMM LP") with respect to the offer and sale by GSMM LP of short-term promissory notes ("Notes") proposed to be issued from time to time by the Company in transactions not involving a public offering within the meaning of
Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 thereunder. The Company understands that this letter does not constitute a commitment or obligation, expressed or implied, on the part of GSMM LP to purchase any Notes from the Company, or to offer or sell any Notes.


    1. The Notes will be issuable in denominations of not less than $250,000, will not be exchangeable for smaller denominations and will have maturities not exceeding 270 days from the date of issue. The Notes may be issued in physical bearer form or in book-entry form. Notes in book-entry form will be represented by master notes registered in the name of a nominee of the Depository Trust Company ("DTC") and recorded in the book-entry system maintained by DTC. References to "Notes" in this agreement shall refer both to physical and book-entry Notes to the extent that the context of this agreement requires. The Notes may be issued either at a discount or as interest bearing obligations with interest payable at maturity in a stated amount. Notes will be issued through BankAmerica National Trust Company in accordance with an issuing and paying agency agreement between the Company and such bank, a copy of which has been or will be furnished to GSMM LP. The Company will not amend such agreement without first informing GSMM LP and will promptly furnish to GSMM LP a copy of any amendment to such agreement.


    2. The Company hereby confirms to GSMM LP that within the preceding six months, except for publicly-offered unsecured medium-term promissory notes sold under registration statements filed pursuant to the Securities Act of 1933, offered through Salomon Brothers Inc. and Citicorp Securities Markets, Inc., neither the Company nor any person other than GSMM LP or Citicorp Securities Markets, Inc. ("CSMI") acting on behalf of the Company has offered or sold any Notes, or any substantially similar security of the Company, to, or solicited offers to buy any thereof from, any person other than GSMM LP or CSMI. The Company also agrees that, as long as the Notes are being offered for sale by

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Coca-Cola Bottling Co. Consolidated

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GSMM LP as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Company nor any person other than GSMM LP or CSMI will offer the Notes or any substantially similar security of the Company for sale to, or solicit offers to buy any thereof from, any person other than GSMM LP or CSMI except with the prior written consent of GSMM LP, which will not be unreasonably withheld, it being understood that this agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. Further, both the Company and GSMM LP agree that neither the Company nor any person acting on its behalf, nor GSMM LP, will offer or sell, or solicit offers to buy, the Notes by any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Act or otherwise. The Company also confirms that it has entered into a dealer agreement with CSMI which contains provisions relating to the qualification of prospective investors, maintaining a list thereof and manner of offering the Notes which are substantially identical to the corresponding provisions contained in this agreement. The Company agrees that such provisions in its dealer agreement with CSMI shall not be amended in any material respect without GSMM LP's prior written consent, which will not be unreasonably withheld.


    3. (a) GSMM LP proposes to maintain a list of prospective purchasers of the Notes to whom GSMM LP may make offers and sales of Notes (the "Investor List"). It is contemplated that GSMM LP will include on such Investor List (i) investors who may purchase Notes for their own accounts, (ii) investors who may purchase Notes as fiduciary or agent for the accounts of others and (iii) investors for whose accounts Notes may be purchased by others as fiduciary or agent.


         (b) An investor will be included on the Investor List only if reasonably believed by GSMM LP to be a (A) sophisticated institutional investor that is an "Accredited Investor" as that term is defined in Rule 5Ol(a) under the Act ("Accredited Investor"), or, if the potential investor is a fiduciary or agent (other than a U.S. bank or savings and loan association) who will be purchasing Notes for one or more accounts, each such account will be an Accredited Investor, that either (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in Notes or
(ii) is represented by a fiduciary or agent with sole investment discretion having such knowledge and experience, or (B) a "Qualified Institutional Buyer," as that term is defined in Rule l44A under the Act.


         (c) GSMM LP will offer and sell Notes only to investors which at the time are on the Investor List and are reasonably believed by GSMM LP to meet the requirements set forth above for inclusion thereon.


         (d) The Company represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Company determines to use such proceeds for the purpose of buying, carrying or trading securities including, but not limited to, buying, carrying or trading securities in connection with an acquisition of equity securities of another company, the Company shall give GSMM LP at least five days prior written notice to that effect. The Company shall also give GSMM LP prompt notice of the actual date that it commences to purchase such securities with the proceeds of commercial paper. Thereafter, in the event that GSMM LP purchases Notes as principal and does not resell such Notes on the day of such purchase, GSMM LP will sell such Notes only to persons on the


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Coca-Cola Bottling Co. Consolidated

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Investor List it reasonably believes to be Qualified Institutional
Buyers or to Qualified Institutional Buyers on the Investor List it reasonably believes are acting for other Qualified Institutional Buyers, in each case pursuant to Rule 144A.


    4. (a) GSMM LP will furnish to each purchaser of Notes (or to the fiduciary or agent acting for such purchaser), at or before the time of the sale of Notes to such purchaser, an Offering Memorandum in form and substance satisfactory to the Company and GSMM LP. The Offering Memorandum at any time may consist of an annual Offering Memorandum and one or more supplemental Memoranda and will, among other things:


         (i) Include summary financial and other information derived from the Company's latest Annual Report on Form lO-K and from any subsequent reports by it on Forms lO-Q or 8-K or materials mailed by it to its public stockholders; and incorporate by reference such Form lO-K report and any such subsequent lO-Q or 8-K reports;

         (ii) Include a statement to the effect that copies of reports filed by the Company with the Securities and Exchange Commission or mailed by it to its public stockholders, as well as such additional information, if any, as an investor in Notes may reasonably request, may be obtained through GSMM LP;


         (iii) Set forth on the first page of the annual Offering
               Memorandum, with a reference thereto on the first page of each supplemental Memorandum, statements substantially as follows:


      PRIVATE PLACEMENT:


      THE NOTES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND INITIAL SALES OF THE NOTES MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(A) UNDER THE ACT. SUBSEQUENT SALES OF THE NOTES MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS "ACCREDITED INVESTORS", OR, PURSUANT TO RULE l44A UNDER THE ACT, TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE l44A. BY ITS ACCEPTANCE OF A NOTE, A PURCHASER (A) REPRESENTS THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR, THAT THE NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF AND, IN THE CASE OF RESALES PURSUANT TO RULE l44A, THAT IT IS A QUALIFIED INSTITUTIONAL BUYER, THAT ANY PERSON FOR WHICH IT MAY BE PURCHASING THE NOTE IS A QUALIFIED INSTITUTIONAL BUYER AND THAT THE PURCHASER UNDERSTANDS THAT THE NOTE MAY BE SOLD TO IT PURSUANT TO RULE l44A, AND (B) AGREES THAT ANY RESALE OR


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Coca-Cola Bottling Co. Consolidated

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      TRANSFER OF THE NOTE OR ANY INTEREST THEREIN WILL BE MADE ONLY IN
      A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT AND ONLY (l) TO AN APPROVED DEALER, (2) THROUGH AN APPROVED DEALER TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QUALIFIED INSTITUTIONAL BUYER OR (3) DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE l44A.



        Each purchaser of a Note will be deemed to have represented and agreed as follows: (l) the purchaser understands that the Notes are being issued only in transactions not involving any public offering within the meaning of the Securities Act of 1933; (2) the purchaser is a sophisticated institutional investor who (A) is an "Accredited Investor" as that term is defined in Rule 501(a) under the Securities Act of 1933 (or is a fiduciary or agent (other than a U.S. bank or savings and loan association) which is purchasing the Note for the account of an Accredited Investor) and (B) has such knowledge and experience (or is a fiduciary or agent with sole investment discretion having such knowledge and experience) in financial and business matters that it (or such fiduciary or agent) is capable of evaluating the merits and risks of investing in such Note; (3) such Note is being purchased for the purchaser's own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent), for investment and not with a view to public distribution; (4) if in the future the purchaser (or any such other investor or any other fiduciary or agent representing such investor) decides to sell such Note prior to maturity, it will be sold only to GSMM LP or through GSMM LP to an institutional investor which GSMM LP advises is on an Investor List maintained by GSMM LP and only in a transaction exempt from registration under such Act; (5) the purchaser understands that, although GSMM LP may repurchase Notes, GSMM LP is not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Note until maturity; and (6) the purchaser understands that such Note will bear a legend substantially as set forth in capital letters above.



         (b) The Company agrees to furnish promptly to GSMM LP three copies of all reports filed with the Securities and Exchange Commission, all documents filed with any stock exchange, all documents mailed to the Company's public shareholders, all press releases (issued by its corporate headquarters) and such other publicly distributed documents as GSMM LP may reasonably request in order for GSMM LP to prepare from time to time offering memoranda for distribution to purchasers of Notes and in order for GSMM LP to evaluate at any time the ability of the Company to pay the Notes as they mature. The Company also agrees to furnish to GSMM LP such additional information concerning the Company as GSMM LP may reasonably request.

         (c) If at any time any event or other development occurs as a result of which the Offering Memorandum (including any documents incorporated by reference therein) includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, the Company will


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Coca-Cola Bottling Co. Consolidated

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promptly notify GSMM LP thereof, and GSMM LP will not thereafter use such Offering Memorandum or offer or sell Notes until an appropriately revised Offering Memorandum is available. Each sale of a Note by the Company to GSMM LP shall constitute a representation by the Company that the Offering Memorandum (including any documents incorporated by reference therein) at such time does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5. The Company agrees that each Note, including each master note, will bear a legend substantially as set forth in capital letters under "Private Placement" in paragraph 4(a) (iii) above.


     6. The Company will timely file such amendments to its notice on Form D as may be required by Rule 503. The Company will furnish to GSMM LP evidence of each such filing (including a copy thereof).

     7. In the event that any Note offered or to be offered by GSMM LP would be ineligible for resale under Rule 144A under the Act (because such Note is of the same class (within the meaning of Rule 144A) as any other securities of the Company which are at such time listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system), the Company shall immediately notify GSMM LP (by telephone, confirmed in writing) of such fact and will promptly prepare and deliver to GSMM LP an amendment or supplement to the Private Placement Memorandum describing the Notes which are ineligible, the reason for such ineligibility and any other relevant information relating thereto. At any time when the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company agrees to furnish at its expense, upon request, to holders and prospective purchasers of Notes information satisfying the requirement of subsection (d)(4)(i) of Rule 144A under the Act.


     8. The Company agrees promptly from time to time to take such action as GSMM LP may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as GSMM LP may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the transactions contemplated hereby, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction other than consent to service of process under such state securities laws. The Company also agrees to reimburse GSMM LP for any reasonable fees or costs incurred in so qualifying the Notes.


     9. This agreement will continue in effect until terminated as provided in this paragraph. This agreement may be terminated by the Company by giving written notice of its election to do so to GSMM LP; or by GSMM LP by giving written notice of its election to do so to the Company. This agreement shall terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice was given; provided, however, that the provisions of paragraph 2, 4(c), 6, 7 and 8 will continue in effect subsequent to any such termination.

     10. This agreement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.



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Coca-Cola Bottling Co. Consolidated

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         If the foregoing is in accordance with your understanding
please confirm the same by signing and returning a copy hereof.


                             Yours very truly,


                             GOLDMAN SACHS MONEY MARKETS, L.P.
                             a Delaware limited partnership

                             By: GSMM Corp., as sole general partner



                             By  George A. Myers
                                 GSMM Corp. Officer


Confirmed as of the
above date:


COCA-COLA BOTTLING CO. CONSOLIDATED

     By Brenda B. Jackson

Title: Brenda B. Jackson
       Vice President & Treasurer